UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: March 6, 2009
(Date of earliest event reported)

Warren Resources, Inc.

(Exact name of registrant as specified in its charter)

Maryland	0-33275	11-3024080
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1114 Avenue of the Americas, 34th Floor, New York, New York 10036

(Address of principal executive offices including Zip Code)

Registrant’s telephone number, including area code: (212) 697-9660

(Former name or former address, if changed since last report):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02(e) Compensatory Arrangements of Certain Officers.

(1) On March 9, 2009 Norman F. Swanton, Warren Resources, Inc.’s (the “Company’s”) Chairman and Chief Executive Officer, agreed to voluntarily reduce his salary for 2009 by 20% to $461,549.

(2) Annual 2009 Grants of Stock Options Awards:

Based on the Compensation Committee’s assessment of certain executive officers’ performance, grants of non-qualified options to purchase shares of the Company’s common stock under the Warren Resources, Inc. 2001 Key Employee Stock Incentive Plan were made on March 6, 2009 to our Chairman and Chief Executive Officer, our Executive Vice President and Chief Financial Officer and one additional named executive officer in our 2008 Proxy Statement (the “NEOs”) as follows: Norman F. Swanton – 400,000 options; Timothy A. Larkin – 230,000 options; and Kenneth A. Gobble – 136,704 options. Such stock options have a five-year term and have an exercise price equal to $0.51, which was the closing price per share of the Company’s common stock on March 4, 2009, such date being two business days after the Company’s press release for its financial and operating results for the fourth quarter and full-year 2008 and the filing of its 2008 Form 10-K. The options granted vest in increments over a period of three years as follows: 1/3rd on the first anniversary of the grant date; an additional 1/3rd vest on the second anniversary of the grant date; and the final 1/3rd vest on the third anniversary of the grant date. The Company will provide additional information regarding the 2008 and 2009 compensation and the stock options awards granted to the NEOs in our Proxy Statement for the 2009 Annual Meeting of Stockholders, which we will file in April 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 12, 2009

WARREN RESOURCES, INC.
(Registrant)

	By:	/s/ David E. Fleming
David E. Fleming
Senior Vice President, General Counsel and Secretary